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                                                                    EXHIBIT 4.13

                                FIRST AMENDMENT
                                       TO
                                RIGHTS AGREEMENT



     This First Amendment (this "Amendment") to that certain Rights Agreement dated as of July 21, 1994 (the "Agreement") is made and entered into as of February 8, 1995 by and between Property Trust of America, a Maryland real estate investment trust (the "Trust"), and Chemical Bank, a New York banking corporation (the "Rights Agent").

     WHEREAS, pursuant to the authority contained in Section 27 of the Agreement, the Trust and the Rights Agent desire to amend the Agreement as set forth in this Amendment.

     NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree that the Agreement is hereby amended by amending and restating the definition of "REALTY Group" in Section 1 of the Agreement as follows:

          "REALTY Group" shall mean REALTY, together with its wholly owned subsidiaries and any Person that owns, directly or indirectly, more than 20% of REALTY's then outstanding voting securities.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year above written.

                         PROPERTY TRUST OF AMERICA


                         By:    /s/ Paul E. Szurek
                              ----------------------------------
                         Name:         Paul E. Szurek
                              ----------------------------------
                         Title:        Secretary
                               ---------------------------------


                         CHEMICAL BANK


                         By:    /s/ Joseph J. Carraturo
                              -----------------------------------
                         Name:         Joseph J. Carraturo
                              -----------------------------------
                         Title:        Assistant Vice President
                               ----------------------------------